             PROXY CARD OPPENHEIMER TRINITY GROWTH FUND PROXY CARD

    PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 30, 2001

     The  undersigned,  revoking  prior proxies,  hereby  appoints Brian Wixted,
Robert  Bishop,  and Scott Farrar,  and each of them, as  attorneys-in-fact  and proxies of the undersigned, with full power of substitution, to vote shares held in the name of the  undersigned  on the record  date at the  Special  Meeting of
Shareholders of Oppenheimer  Trinity Growth Fund (the "Fund") to be held at 6803
South Tucson Way, Englewood,  Colorado, 80112, on August 30, 2001, at 1:00 P. M.
Mountain time, or at any adjournment  thereof,  upon the proposals  described in the Notice of Meeting and accompanying Proxy Statement, which have been received by the undersigned.

     This proxy is solicited on behalf of the Fund's Board of Trustees,  and the proposal  (set forth on the reverse of this proxy card) has been proposed by the
Board of Trustees. When properly executed, this proxy will be voted as indicated
on the reverse side or "FOR" the proposal if no choice indicated. The proxy will be voted in accordance  with the proxy  holder's best  judgement as to any other matters.

                     VOTE VIA THE TELEPHONE: 1-800-597-7836

                        CONTROL NUMBER: ________________

          PLEASE VOTE ON THE REVERSE SIDE, SIGN AND DATE THIS PROXY AND
                    RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

     1. To approve an Agreement and Plan of Reorganization  between  Oppenheimer
Trinity Growth Fund  ("Trinity  Growth Fund") and  Oppenheimer  Large Cap Growth
Fund  ("Large Cap Growth  Fund"),  and all  transactions  contemplated  thereby, including  (a) the transfer of  substantially  all the assets of Trinity  Growth
Fund to Large Cap Growth Fund in exchange for Class A, Class B, Class C, Class N and Class Y shares of Large Cap Growth Fund, (b) the distribution of such shares of Large Cap Growth Fund to the corresponding Class A shares,  Class B, Class C,
Class N and Class Y shareholders of Trinity Growth Fund in complete  liquidation of Trinity Growth Fund, and (c) the  cancellation of the  outstanding  shares of
Trinity Growth Fund.

   FOR                          AGAINST                              ABSTAIN

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK.  Example:

                                                                                                                                CIR

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